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                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

       Date of report  (Date of earliest event reported):  December 14, 1998

                             BRITE VOICE SYSTEMS, INC.
                             -------------------------
      (Exact name of Registrant as specified in its Articles of Incorporation)

           Kansas                  0-17920                 48-0986248
----------------------------   ---------------         -----------------
(State or other jurisdiction   Commission File         (I.R.S. Employer
     of incorporation)             Number)             Identification No.)


250 International Parkway, Suite 300, Heathrow, Florida      32746
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(Address of principal executive offices)                   (Zip code)

Registrant's telephone number, including area code:   (407) 357-1000

                                    Not Applicable
                           --------------------------------
                           (Former name, or former address,
                            if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 14, 1998 (the "Closing Date"), Brite Voice Systems, Inc. (the "Company") consummated the sale of its telecommunications management services division to ProfitSource Corporation (subsequently named EPS Solutions Corporation and hereinafter referred to as the "Buyer"). The business sold included the Company's billing verification services, call accounting services, associated software development, managed invoice processing and professional technical temporary staffing (the "Business"). Substantially all of the assets of the Business were included in the transaction, including (i) customer contracts; (ii) furniture, equipment and other tangible personal property and intellectual property; (iii) proprietary rights; (iv) accounts receivable as of December 1, 1998; (v) real property leases; (vi) books, records and other documentation; and (vii) goodwill (collectively the "Assets").

     The transaction was effected pursuant to a Stock Purchase Agreement dated November 30, 1998, by and among the Company, BVS Investco, Inc. ("Investco"), TSL Services, Inc. ("Services"), and the Buyer (the "Agreement"), as amended by an Agreement re: Preferred Stock entered into on December 10, 1998 (the "Amendment"). Under the Agreement, as amended, the Company conveyed the Assets and certain of the liabilities of the Business to Investco, a newly formed wholly owned subsidiary of the Company. Investco, in turn, conveyed the Assets and liabilities to Services in exchange for all of the issued and outstanding common stock of Services

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(the "Shares").  Investco then conveyed the Shares to the Buyer in exchange for (i) $20 million in cash, of which $212,500 was deposited in an escrow account pending resolution of a dispute with a customer of the Business; (ii) at the option of the Company, to be exercised within 30 days after the Closing Date, the right to receive either 5,000 shares of subordinated Series A preferred stock of Services or a $5,000,000 subordinated promissory note of the Buyer; and (iii) a warrant to purchase shares of Services common stock representing 10% of the fully diluted equity of Services as of the Closing Date. The Buyer also assumed certain liabilities of the Business, including
(i) performance obligations arising after the Closing Date with respect to contracts related to the Business which were assigned or subcontracted to the Buyer, and (ii) accounts payable and accrued expenses incurred by the Company in the ordinary course of the Business prior to the Closing Date, including, without limitation, customer deposits, accrued salaries, vacations, commissions and bonuses. The amount of the consideration was determined through extensive negotiations between the Company, the Buyer, and their respective financial advisors.

     The foregoing summary of the Stock Purchase Agreement is not complete and is qualified in all respects by reference to the Stock Purchase Agreement, and the related Agreement re: Preferred Stock, copies of which are attached hereto as Exhibits 2.1 and 2.2. Certain Schedules to the Stock Purchase Agreement, as listed at pages iv-v thereof, have been omitted from Exhibit 2.1; however, any omitted Schedule will be furnished supplementally to the Commission upon request.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     2.1 Stock Purchase Agreement dated November 30, 1998, by and among Brite Voice Systems, Inc., BVS Investco, Inc., TSL Services, Inc., and ProfitSource Corporation

     2.2  TSL Services, Inc. Agreement re: Preferred Stock


                                     SIGNATURES
                                     ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   BRITE VOICE SYSTEMS, INC.


                                   By:  /s/ Glenn A. Etherington
                                        -------------------------
                                        Glenn A. Etherington
                                        Chief Financial Officer

Dated:   December 21, 1998

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                                   EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

     2.1 Stock Purchase Agreement dated November 30, 1998, by and among Brite Voice Systems, Inc., BVS Investco, Inc., TSL Services, Inc., and ProfitSource Corporation

     2.2  TSL Services, Inc. Agreement re: Preferred Stock

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